EXHIBIT 12

                              FORMICA CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (in millions, except ratio data)


                                                                         Three months ended
                                                                             March 31,
                                                                        -----------------------
                                                                          2001           2000
                                                                        --------       --------

Loss from continuing operations before income taxes per statement of
operations                                                              $  (10.8)      $ (15.9)

Add:
Portion of rents representative of the interest factor                       1.0           0.6

Interest on indebtedness and amortization of debt expense                   13.1          10.0
                                                                        --------       -------
Income as adjusted                                                           3.3          (5.3)
                                                                        =========      =======
Fixed Charges:

Interest on indebtedness and amortization of debt expense (1)               13.1          10.0
                                                                        --------       -------
Capitalized interest (2)                                                    --              --
                                                                        --------       -------

Rents                                                                        3.1           1.9
                                                                        --------       -------
Portion of rents representative of the interest factor (3)                   1.0           0.6
                                                                        --------       -------
Fixed Charges (1) + (2) + (3)                                           $   14.1       $  10.6
                                                                        ========       =======
Ratio of earnings to fixed charges                                            --            --
                                                                        ========       =======




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